EXHIBIT 23.3

December 8, 2021

To: ATIF Holdings Limited

Room 2803,

Dachong Business Centre, Dachong 1st Road,

Nanshan District, Shenzhen, China

Dear Sir or Madam:

We hereby consent to the reference of our name under the headings “Item 4. Information on the Company—B. Business Overview—PRC Laws and Regulations Related to Merger and Acquisition” and Item 10. Additional Information—Taxation—People’s Republic of China Taxation in the Company’s Annual Report on Form 20-F for the year ended July 31, 2021 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of December 2021. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Dentons (Guangzhou) LLP

Guangzhou, China

December 8, 2021